UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.  )

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Filed by a Party other than the Registrant ☐

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☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to §240.14a-12

DecisionPoint Systems, Inc.

(Name of Registrant as Specified In Its Charter)

Not Applicable

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

This Schedule 14A filing consists of a transcript of an all-company meeting with employees of DecisionPoint Systems, Inc. (“we”, “our”, “us”, “DecisionPoint” or the “Company”) led by Steve Smith, DecisionPoint’s Chief Executive Officer, held on May 2, 2024, relating to the proposed acquisition of DecisionPoint (the “Merger”) by Barcoding Derby Buyer, Inc., a Delaware corporation (“Parent”), and Derby Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“MergerCo”), pursuant to the terms of an Agreement and Plan of Merger, dated April 30, 2024, by and among Parent, MergerCo, and the Company (the “Merger Agreement”).

Transcript of All-Company Meeting Led by Steve Smith

Good Morning,

Thank you for joining me today. With me is Melinda Wohl, Susan Kortz and Dave Peddemors.

As you hopefully saw, yesterday we announced that our Board signed a definitive agreement for DecisionPoint to go private for $10.22 per share in cash, which was 27% higher than the close of our stock price the night before and 63% higher than our price at the end of 2023. This reflects our strong performance relative to the industry trend, which led to outperformance against the microcap market.

We recognize that such changes can bring both excitement and uncertainty. I want to be sure to address as many details as possible.

A private equity firm named Graham Partners will fund the transaction, and we will merge with one of their portfolio companies, Barcoding, to build a platform for the next phase of our growth strategy.

Why are they acquiring us? Our strategy and track record of execution, both of which are a testament to our management and employee base. Specifically, Graham saw the opportunity to create synergies with Barcoding around our service offerings, which have been vital to our success. Now, both companies will have significant opportunities to cross-sell a broader range of offerings to existing customers while having a more robust offering to take to potential customers.

Next, with Graham’s support and the combined strength of our businesses, we instantly have scale, with well over $200 million in annual revenue between the two companies. While we were building what is called a platform company alone, by going private and merging with Barcoding, we will ideally have fewer constraints in making additional acquisitions in the services space, as we don’t have to worry about shareholder dilution or the significant costs of being a public company. This will accelerate our ability to scale the Company further over the next few years.

Moving to the timing and logistics of this transaction

●	We will file a proxy statement and call a special meeting of stockholders over the next month or two to vote on approval of this transaction. We anticipate closing the deal soon after the vote is approved, likely in July.

●	Upon closing, $10.22 in cash will be exchanged for every share outstanding, and DecisionPoint will cease trading as a public company.

●	For employees with stock options your options will fully vest at the close of the Merger, and you will receive cash for the difference between the strike price and the $10.22 per option if you stay with the Company.

Post-Merger, our goal is to minimize disruptions and prioritize the well-being of our employees throughout the Merger process. As such, we will continue to operate independently – it will be business as usual - through year’s end while our management team, and Barcoding’s management team, collaborate to integrate the two companies.

Right now, we likely don’t have all the answers to your questions, so this is just the first of what I expect to be several town halls and communications in the months to come. Just know that I’m very proud to work with you, and I look forward to continuing to drive growth and create value as a private company. I’ll now open the floor up to you.

Question – Do we have a Company communication package for our customers, vendor partners and employees?

Answer – Yes, this is currently being finalized and will be distributed to all.

Question – What is your role Steve Smith going forward with the Merger of the two companies?

Answer – My role as CEO of Decisionpoint and the leadership at the Company will remain the same as we continue to operate in our present form.

Question – Have you spoken with Shane Snyder, CEO at Barcoding, Inc.?

Answer – Yes, we have spoken on many occasions during this process.

Should you have more questions over the coming months regarding the Merger, the Company has setup an email to submit your questions; projectderby@decisionpt.com

Thank you.

Cautionary Statement Regarding Forward-Looking Statements

This communication may contain forward-looking statements, which include all statements that do not relate solely to historical or current facts, such as statements regarding the pending acquisition of the Company and the expected timing of the closing of the Merger. In some cases, you can identify forward-looking statements by the following words: “believe,” “anticipate,” “expect,” “plan,” “intend,” “estimate,” “target” or the negative of these terms or other similar expressions, although not all forward-looking statements contain these words. These forward-looking statements are based on the Company’s beliefs, as well as assumptions made by, and information currently available to, the Company. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected and are subject to a number of known and unknown risks and uncertainties, including, but not limited to: (i) the risk that the Merger may not be completed; (ii) the failure to satisfy any of the conditions to the consummation of the Merger, including the receipt of approval by the Company’s stockholders to adopt the Merger Agreement; (iii) the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the merger agreement which govern the terms of the Merger, including in circumstances requiring the Company to pay a termination fee; (iv) the effect of the announcement or pendency of the Merger on the Company’s business relationships, operating results and business generally; (v) risks that the Merger disrupts the Company’s current plans and operations; (vi) the Company’s ability to retain and hire key personnel and maintain relationships with key business partners and customers, and others with whom it does business; (vii) risks related to diverting management’s or employees’ attention during the pendency of the Merger from the Company’s ongoing business operations; (viii) the amount of costs, fees, charges or expenses resulting from the Merger; (ix) potential litigation relating to the Merger; (x) uncertainty as to the Merger and the ability of each party to consummate the Merger; (xi) risks that the benefits of the Merger are not realized when or as expected; (xii) the risk that the price of the Company’s common stock may fluctuate during the pendency of the Merger and may decline significantly if the Merger is not completed; and (xiii) other risks described in the Company’s filings with the U.S. Securities and Exchange Commission (the “SEC”), such as the risks and uncertainties described under the headings “Note Regarding Forward-Looking Statements,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other sections of the Company’s Annual Report on Form 10-K, the Company’s Quarterly Reports on Form 10-Q, and in the Company’s other filings with the SEC. While the list of risks and uncertainties presented here is, and the discussion of risks and uncertainties to be presented in the proxy statement on Schedule 14A that the Company will file with the SEC relating to its special meeting of stockholders will be, considered representative, no such list or discussion should be considered a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and/or similar risks, any of which could have a material adverse effect on the completion of the Merger and/or the Company’s consolidated financial condition. The forward-looking statements speak only as of the date they are made. Except as required by applicable law or regulation, the Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

The information that can be accessed through hyperlinks or website addresses included in this communication is deemed not to be incorporated in or part of this communication.

Additional Information and Where to Find It

This communication is being made in respect of the Merger. In connection with the proposed Merger, the Company will file with the SEC a proxy statement on Schedule 14A relating to its special meeting of stockholders and may file or furnish other documents with the SEC regarding the Merger. When completed, a definitive proxy statement will be made available to the Company’s stockholders. STOCKHOLDERS ARE URGED TO CAREFULLY READ THE PROXY STATEMENT REGARDING THE MERGER (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO AND ANY DOCUMENTS INCORPORATED BY REFERENCE THEREIN) AND ANY OTHER RELEVANT DOCUMENTS FILED OR FURNISHED WITH THE SEC IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER. The Company’s stockholders may obtain free copies of the documents the Company files with the SEC from the SEC’s website at www.sec.gov or through the Company’s website at decisionpt.com under the link “Investors” and then under the link “SEC Filings”. Alternatively, these documents, when available, can be obtained free of charge from the Company upon written request to the Company’s Secretary at 1615 South Congress Avenue, Suite 103, Delray Beach, FL 33445.

Participants in the Solicitation

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the Merger. Additional information regarding the identity of the participants, and their respective direct and indirect interests in the Merger, by security holdings or otherwise, will be set forth in the proxy statement for the Company’s special meeting of stockholders and other relevant materials to be filed with the SEC in respect of the Merger when they become available. These documents can be obtained free of charge from the sources indicated above.

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